Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Ares Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Nortek Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 10, 2012.

ARES CORPORATE OPPORTUNITIES FUND II, L.P.,

By:	ACOF OPERATING MANAGER II, L.P.,
Its Manager

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ACOF MANAGEMENT II, L.P.

By:	ACOF OPERATING MANAGER II, L.P.,
Its General Partner

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ACOF OPERATING MANAGER II, L.P.

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ARES MANAGEMENT INC.

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ARES CORPORATE OPPORTUNITIES FUND III, L.P.

By:	ACOF OPERATING MANAGER III, LLC
Its Manager

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ACOF MANAGEMENT III, L.P.

By:	ACOF OPERATING MANAGER III, LLC,
Its General Partner

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ACOF OPERATING MANAGER III, LLC

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ARES MANAGEMENT LLC

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ARES MANAGEMENT HOLDINGS LLC

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ARES HOLDINGS LLC

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

/s/ Michael Weiner
By: Michael Weiner
Its: Authorized Signatory